UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013 (March 14, 2013)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers

(b) Effective as of the date of the annual meeting of shareholders (“Annual Meeting”) of Trimble Navigation Limited (the “Company”), to be held on May 7, 2013, Mr. Brad Parkinson will be retiring from the Company’s Board of Directors (“Board”) and will cease to be a director of the Company or a member of any committee of the Company’s Board, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2013, the Company amended Article III of its Articles of Incorporation in order to effect a two-for-one stock split, payable on March 20, 2013. The text of the amendment increases the number of authorized shares of the Company’s common stock from 180,000,000 to 360,000,000, with no change in par value.

On March 14, 2013, the Board approved an amendment to Section 3.2 of the Company’s Bylaws to decrease the number of directors from nine to eight, effective as of the Annual Meeting to be held on May 7, 2013.

The foregoing descriptions are qualified in their entirety by the text of the Certificate of Amendment of Articles of Incorporation of the Company, a copy of which is attached hereto as Exhibit 3.1, and the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.2, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation of Trimble Navigation Limited (March 19, 2013).

3.2	Bylaws of Trimble Navigation Limited (amended and restated through May 7, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: March 20, 2013	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation of Trimble Navigation Limited (March 19, 2013).

3.2	Bylaws of Trimble Navigation Limited (amended and restated through May 7, 2013).